EXHIBIT 23.4

SWS

Stark • Winter • Schenkein

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Pacific Fuel Cell

We hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated April 15, 2006, relating to the consolidated financial statements of Pacific Fuel Cell Corporation as of December 31, 2005 and for the years ended December 31, 2005 and 2004, and the period from May 5, 1998 (inception) to December 31, 2005.

Denver, Colorado

January 11, 2007